EXHIBIT 99.05
                                Southern Company
                               Kilowatt-Hour Sales
                              (In Millions of KWHs)


                                 3 Months Ended September                     Year-to-Date September
                             --------------------------------           ---------------------------------
As Adjusted (See Notes)       2006         2005        Change             2006          2005       Change
                              ----         ----        ------             ----          ----       ------
Kilowatt-Hour Sales-
 Total Sales                 58,735       57,144        2.8%            154,182       150,385       2.5%

 Total Retail Sales-         47,424       46,377        2.3%            124,459       121,558       2.4%
  Residential                17,228       16,791        2.6%             41,352        39,637       4.3%
  Commercial                 15,472       15,205        1.8%             40,640        39,710       2.3%
  Industrial                 14,500       14,126        2.6%             41,770        41,458       0.8%
  Other                         224          255      -12.1%                697           753      -7.5%

 Total Wholesale Sales       11,311       10,767        5.1%             29,723        28,827       3.1%


                                 3 Months Ended September                     Year-to-Date September
                             --------------------------------           ---------------------------------
As Reported (See Notes)       2006         2005        Change           2006            2005       Change
                              ----         ----        ------           ----            ----       ------
Kilowatt-Hour Sales-
 Total Sales                 58,735       57,144        2.8%            154,182       150,385       2.5%

 Total Retail Sales-         47,424       46,377        2.3%            124,459       121,558       2.4%
  Residential                17,228       16,791        2.6%             41,352        39,637       4.3%
  Commercial                 15,472       15,183        1.9%             40,640        39,503       2.9%
  Industrial                 14,500       14,148        2.5%             41,770        41,665       0.3%
  Other                         224          255      -12.1%                697           753      -7.5%

 Total Wholesale Sales       11,311       10,767        5.1%             29,723        28,827       3.1%

Notes
-----
- In 2005, some Georgia Power industrial customers were reclassified from industrial to commercial to be consistent with the rate structure approved by the Georgia Public Service Commission. For presentation purposes, the "As Adjusted" chart reclassifies the third quarter and year-to-date 2005 KWHs for commercial and industrial customers to be consistent with the 2006 presentation.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.